UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2007

MSC – Medical Services Company

(Exact name of registrant as specified in its charter)

Florida	333-132913	59-2997634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11764-1 Marco Beach Drive

Jacksonville, Florida 32224

(Address of principal executive offices, including zip code)

(904) 646-0199

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 24, 2007, MSC – Medical Services Company (the “Company”), MSC Billing, Inc., a Florida corporation and a new subsidiary of the Company (“MSC Billing”), MCP – MSC Acquisition, Inc., and U.S. Bank National Association (the “Trustee”) entered into a Supplemental Indenture (the “Supplemental Indenture”), pursuant to which MSC Billing was added as a new subsidiary of the Company under the Indenture (the “Indenture”), dated as of June 21, 2005, between the Company and the Trustee. The Company’s issued its Senior Secured Floating Rate Notes due 2011 (the “Notes”) under the Indenture. The Supplemental Indenture provides that MSC Billing will guarantee all of the obligations of the Company under the Notes and the Indenture, subject to the terms of the Supplemental Indenture. In connection with the Supplemental Indenture, MSC Billing entered into a Second Lien Security Agreement Supplement on July 24, 2007 pursuant to which MSC Billing joined as a party to the Second Lien Security Agreement among the Company and MCP-MSC Acquisition, Inc., addressed to Trustee, as indenture trustee and collateral agent for the benefit of Trustee and the holders from time to time of the certain second lien notes as defined in such agreement.

On July 24, 2007, MSC Billing entered into a Security Agreement Supplement (the “Security Agreement Supplement”) with Bank of America, N.A. (the “Administrative Agent”), as administrative agent under the Revolving Credit Agreement (the “Revolving Credit Agreement”), dated as of March 31, 2005, among the Company, the lenders party thereto and the Administrative Agent. Pursuant to the Security Agreement Supplement, MSC Billing pledged certain assets as security for the Company’s obligations under the Revolving Credit Agreement and the related loan documents and also agreed to be bound as a “Grantor” by all of the terms and provisions of the Security Agreement, dated as of March 31, 2005 and executed in connection with the Revolving Credit Agreement, to the same extent as each of the other Grantors. MSC Billing also entered into a Subsidiary Guaranty Supplement (the “Subsidiary Guaranty Supplement”), dated as of July 24, 2007, with the Administrative Agent, pursuant to which MSC Billing agreed to be bound as a “Guarantor” by all of the terms and conditions of the Subsidiary Guaranty, dated as of March 31, 2005 and executed in connection with the Revolving Credit Agreement, to the same extent as each of the other Guarantors.

The Supplemental Indenture, the Security Agreement Supplement and the Subsidiary Guaranty Supplement are filed as Exhibits 4.5, 10.27 and 10.28, respectively, to this Form 8-K and are incorporated herein by reference. The descriptions of the Supplemental Indenture, the Security Agreement Supplement and the Subsidiary Guaranty Supplement are qualified in their entirety by reference to such exhibits.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description
4.5	Supplemental Indenture dated as of July 24, 2007 among MSC – Medical Services Company, MSC Billing, Inc., MCP – MSC Acquisition, Inc., and U.S. Bank National Association, as trustee.

10.27	Security Agreement Supplement dated as of July 24, 2007 between MSC Billing, Inc. and Bank of America, N.A., as administrative agent.

10.28	Subsidiary Guaranty Supplement dated as of July 24, 2007 between MSC Billing, Inc. and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2007	MSC – MEDICAL SERVICES COMPANY

/s/ Joseph P. Delaney
Joseph P. Delaney
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
4.5	Supplemental Indenture dated as of July 24, 2007 among MSC – Medical Services Company, MSC Billing, Inc., MCP – MSC Acquisition, Inc., and U.S. Bank National Association (the “Trustee”).

10.27	Security Agreement Supplement dated as of July 24, 2007 between MSC Billing, Inc. and Bank of America, N.A., as administrative agent.

10.28	Subsidiary Guaranty Supplement dated as of July 24, 2007 between MSC Billing, Inc. and Bank of America, N.A., as administrative agent.